                                                                      EXHIBIT 11


                                  AMSURG CORP.
                               EARNINGS PER SHARE
         FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001


The following is a reconciliation of the numerators and denominators of basic and diluted earnings per share (in thousands, except per share amounts):

                                                                                         PER
                                                       EARNINGS          SHARES         SHARE
                                                      (NUMERATOR)     (DENOMINATOR)     AMOUNT
                                                      -----------     -------------     ------
For the three months ended September 30, 2002:
           Basic earnings per share:
                 Net earnings                           $  6,221          20,498        $ 0.30
           Effect of dilutive securities options              --             330
                                                        --------         -------
           Diluted earnings per share:
                 Net earnings                           $  6,221          20,828        $ 0.30
                                                        ========         =======

For the three months ended September 30, 2001:
           Basic earnings per share:
                 Net earnings                           $  3,944          19,971        $ 0.20
           Effect of dilutive securities options              --             457
                                                        --------          ------
           Diluted earnings per share:
                 Net earnings                           $  3,944          20,428        $ 0.19
                                                        ========         =======
For the nine months ended September 30, 2002:
           Basic earnings per share:
                 Net earnings                           $ 17,481          20,338        $ 0.86
           Effect of dilutive securities options              --             361
                                                        --------          ------
           Diluted earnings per share:
                 Net earnings                           $ 17,481          20,699        $ 0.84
                                                        ========         =======
For the nine months ended September 30, 2001:
           Basic earnings per share:
                 Net earnings                           $ 10,338          17,878        $ 0.58
           Effect of dilutive securities options              --             651
                                                        --------          ------
           Diluted earnings per share:
                 Net earnings                           $ 10,338          18,529        $ 0.56
                                                        ========         =======